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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 19, 1997, which appears on page 52 of the 1997 Annual Report to Stockholders of Applied Materials, Inc., which is incorporated by reference in Applied Materials, Inc.'s Annual Report on Form 10-K for the year ended October 26, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of such Annual Report on Form 10-K.



San Jose, California
January 21, 1998



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